EXHIBIT 2.3

                          AGREEMENT TO FUND SUBSIDIARY

     This Agreement is made this 1st day of September 1998, by and between Dynamic Health Products, Inc., a Florida corporation ("Parent"), Incredible Products of Florida, Inc., a Florida corporation ("Subsidiary") and Gary A. Shawkey ("Shawkey").

Background Statements:

     I.   Subsidiary is currently a wholly-owned subsidiary of Parent.

     II. Subsidiary is, simultaneously with the execution of this Agreement, entering into an Employment Agreement with Shawkey.

     III. Shawkey desires assurance that Subsidiary will be capitalized by Parent in the amount of $160,000.

     In consideration of the mutual covenants contained herein, together with other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. BACKGROUND STATEMENTS. The background statements set forth above are true and correct and are incorporated herein by reference.

     2. AGREEMENT TO CONTRIBUTE CAPITAL. Parent agrees to contribute to Subsidiary $160,000 in capital to be used by Subsidiary as follows:

         /bullet/ $10,000 per month for six months to cover the salary of Shawkey.

         /bullet/ $100,000 for start-up expenses and operating expenses approved in advance by Parent, on an as-needed basis.

     3. THIRD-PARTY BENEFICIARY. Shawkey is an intended third-party beneficiary of this Agreement with respect to his salary.

     4. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.


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SIGNATURE PAGE TO AGREEMENT TO FUND SUBSIDIARY BETWEEN DYNAMIC HEALTH PRODUCTS,
INC., INCREDIBLE PRODUCTS OF FLORIDA, INC. AND GARY A. SHAWKEY.

                                        Dynamic Health Products, Inc.

                                        By: /s/ JUGAL K. TANEJA
                                           ----------------------------
                                               as Chairman

                                        Incredible Products of Florida, Inc.

                                        By: /s/ JUGAL K. TANEJA
                                           ----------------------------
                                               as Vice President

                                        /s/ GARY A. SHAWKEY
                                        -----------------------
                                        Gary A. Shawkey

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